EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of this 1st day of June, 1996 by and between Globalink, Inc. with address of 9302 Lee Highway, Fairfax, Virginia 22031 ("Globalink" or the "Company") and Harry E. Hagerty with home address at 1416 34th Street, NW, Washington, DC 20008 ("Executive").

         WHEREAS, Globalink desires to have the benefits of Executive's knowledge and expertise as a full-time employee without the distraction of employment related uncertainties and considers such employment in the best interests of the Company and its shareholders, and Executive desires to be employed full time by the Company; and

         WHEREAS, Globalink and Executive desire to enter into an Agreement reflecting terms under which Executive will be employed by the Company for a three (3) year period which commenced on June 1, 1996.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, subject only to the approval of the Compensation Committee of the Board of Directors, the parties agree as follows:

         1. Term. This Agreement will remain in effect for a period of three (3) years and will be renewed automatically for succeeding periods of one year unless sooner terminated as provided in sections 6 and 7 below, unless either party provides not less than thirty (30) days notice prior to the end of the term of its or his desire to terminate this Agreement at the end of the term.

         2. Nature of Employment. Executive shall be employed as the Chairman of the Board of Directors and Chief Executive Officer of Globalink with full power and authority as determined by the Board of Directors of Globalink. Executive agrees to diligently and faithfully perform such reasonable duties and serve in such capacities as the Board of Directors of the Company shall determine from time to time.

         3. Compensation for Services. As consideration to Executive under this Agreement, Globalink shall compensate Executive as follows:

                  (a) Base salary. Executive shall receive a base salary of Two Hundred Thousand ($200,000) per year, or such other greater sum by way of base salary as the Globalink Board of Directors may determine from time to time.

                  (b)      Incentive Compensation and Bonus.

                           (i) Stock options to purchase 120,000 shares of the Company's common stock at $8.625, the market price on June 1, 1996, per share to be granted at commencement of employment. The options shall vest at thirty-three and one-third percent (33-1/3% or 40,000 shares) per year on the first, second and third anniversaries of the date of commencement of the Executive's employment. The


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                  vested options shall be exercisable for a period of five years from the date of vesting.

                  The options are cancelable upon the Executive's termination from Globalink for cause as defined in 6 (a) below.
                  Furthermore, the options shall inure to the benefit of the Executive's heirs and designees.

                           (ii) Upon the accomplishment of certain objectives by
                  the Executive as set forth in Exhibit A, attached hereto, the Executive shall be entitled to an initial bonus of up to $100,000.

                           (iii) Other  incentive  compensation  shall be at the
                  discretion of the Board of Directors.

                  (c) Globalink shall lease an automobile for the exclusive use of the Executive. The monthly lease payments shall not exceed $1,000 per month for the length of this Employment Contract.

                  (d) Benefits. Executive shall be entitled to all other benefits normally accorded to full time employees of Globalink so long as he remains an employee of Globalink.

                  (e) Reimbursement. Executive shall be reimbursed within fifteen (15) days for all properly documented Globalink business expenses incurred by Executive. To the extent permitted by applicable law, Globalink, shall treat these expenses as senior in the right of payment to any other obligation of Globalink.

         4. Responsibility of Executive. The responsibilities of Executive under this Agreement are as follows:

                  (a) Executive agrees to serve Globalink for the term of employment specified in Section 1 above. Executive agrees to (i) devote his full business time to the business and affairs of Globalink, (ii) use his best efforts to promote the interests of Globalink, and (iii) perform faithfully and efficiently the responsibilities assigned to him by the Board of Directors.

                  (b) During the term of this Agreement, Executive shall not perform services for any person or entity that competes directly or indirectly with the Company. Executive agrees to disclose to the Board of Directors any non-Company activities for which Executive receives compensation for services rendered.

                  (c) Executive agrees to abide by general company policies as the same are duly adopted by the Board of Directors from time to time, so long as such policies do not conflict with the terms and conditions of this Agreement.


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         5.       Confidentiality  and  Non-Disclosure  Agreement.    Executive
acknowledges that the software technology, the business information and techniques used, developed and acquired by the Company ("Confidential Information") are among its most valuable assets and such Confidential Information was compiled with the expenditure of incalculable time, effort and expense. Executive further acknowledges that by reason of his employment by the Company, he will have access to Confidential Information of the Company and that the value of such information may be destroyed by disclosure to anyone outside the employ of the Company. Consequently, the Executive hereby agrees that he will not at any time, without the express written consent of the Company: (i) disclose, directly or indirectly, any Confidential Information (as defined below) to anyone outside the employ of the Company, or (ii) use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company.

         "Confidential Information" as used herein means all information of a business or technical nature disclosed to, learned or developed by Executive in the course of his employment by the Company, which information relates to the
Company or the business of any other person, firm, corporation or other entity which consults with the Company in connection with the Business which is not generally known in the software industry. Confidential Information shall include, but is not limited to, information and knowledge pertaining to the software technology, linguistic algorithms, developments, improvements, methods of operation, sales and profit figures, customer and client lists, credit and other financial information about the Company or its customers, and relationships between the Company and its customers, clients and others who have business dealings with the Company.

         6.       Termination by the Company.     The  Board  of  Directors  may
terminate the employment of Executive at any time with or without cause, and in such event the following shall apply:

                  (a) In the event of termination by Globalink for cause, all salary and other benefits paid or provided to Executive hereunder shall cease as of the date of termination, and the Company shall have no further obligations to Executive. For purposes of this Section 6 (a), termination "for cause" shall be defined as:

                           (i) any willful and  material  breach or violation of
                  any of Executive's covenants, duties, or obligations under this Agreement (including Executive's resignation without cause) or any willful or material neglect of or failure to refusal to perform any of such covenants, duties, or obligations, which is not cured within five days after the receipt by Executive of notice of such breach or violation;

                           (ii) any  willful  or  material  misconduct  which is
                  reasonably deemed to be injurious to the Company, including, without limitation, misconduct involving fraud or dishonesty in the performance of such covenants, duties or obligations;

                           (iii) the  development  by  Executive  of  any  drug,
                  alcohol, or other substance abuse problem, or the conviction of a crime involving moral turpitude; or


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                           (iv) any willful violation or willful refusal to obey
                  the reasonable lawful directives and instructions of the Board of Director, which is not cured within five days after the receipt by Executive of notice of such breach or violation.

                  For the purposes of this definition, no act or omission of Executive shall be considered "willful" unless Executive was not acting in good faith and did not have a reasonable belief that such action or omission was in the best interest of the Company.

                  (b) In the event of termination by Globalink without cause, except as provided in Section 6 (c) hereof, the Company agrees to provide Executive with the following:

                           (i) Executive shall receive an amount equal to twenty-four (24) months' base salary plus the value of his benefits accrued at the time of termination that the Executive would have received under this Agreement but for such termination. Such amount shall be payable to Executive bi-monthly installments over a period of twenty-four (24) months following termination. The Company will also pay the incentive compensation described in Section 3 (b).

                           (ii) The  definition  of  termination  without  cause
                  shall include, but not be limited to, any termination relating to a continuous disability or incapacity of Executive which prevents him from performing his duties for a period of not less than three (3) months as determined by any independent, licensed medical doctor.

                  (c) Globalink shall be entitled to terminate this Agreement upon a finding of the Board of Directors that Executive has willfully failed to observe or perform his obligations or duties as specifically set forth in
Section 4 hereof, provided that the Board of Directors has first notified Executive on two separate occasions of such failure and has given Executive at least thirty (30) days after each such occasion to remedy such willful breach of duty. In the event of a termination under this Section 6 (c), Globalink shall provide Executive with one-half of all amounts payable under Section 6 (b).

                  (d) In the event of a hostile takeover of the Company, Executive shall receive an amount equal to three multiplied by one year's base salary plus the value of his other employment benefits. All non-vested stock options shall immediately vest and shall be exercisable as set forth in paragraph 3 (b) (i) above.

                  (e) In the event of a change in control, Executive shall receive an amount equal to one year's base salary plus the value of his other employment benefits and all non-vested stock options shall immediately vest and shall be exercisable, as set forth in paragraph 3 (b) (i) above.



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                  A "change  in  control"  with  respect to  Globalink  shall be deemed to have occurred if (i) substantially all the assets of the Company are sold, other than any such transaction following which the stockholders of the Company prior to the transaction retain at least a majority of the voting equity securities of the surviving or successor corporation; (ii) the Company is merged or consolidated with, or becomes a subsidiary of, another corporation, other than any such transaction following which the stockholders of the Company prior to the transaction retain at least a majority of the voting equity securities of the surviving or successor corporation; (iii) any "person" or "group" of persons (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or a subsidiary of the Company, and other than persons currently holding greater than 10% of the outstanding voting securities becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (iv) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reasons to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the sum of the directors (i) then in office who were directors at the beginning of the period and (ii) directors approved by two-thirds of the directors then in office.

                  7. Resignation by Executive. Executive may terminate this Agreement and his employment with Globalink for cause, in which event Executive and Globalink shall have such rights and obligations as would apply if this Agreement had been terminated under Section 6 (b). For purposes of this Section 6, Executive's termination "for cause" shall be defined as termination for Globalink's willful or permanent breach of its obligations under this Agreement. If, however, Executive terminates this Agreement and his employment with the Company without cause, resignation shall be deemed termination for cause under
Section 6 (a) and all such rights and obligations thereunder shall apply.

                  8. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

                  9. Severability. If any court of competent jurisdiction should find any provision of this Agreement invalid or unenforceable, for any reason, the remaining portion or portions hereof shall nevertheless by valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

                  10. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations and agreements. This Agreement may not be amended except in writing executed by the parties hereto.

                  11. Effect on Successors in Interest. This Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto.

                  12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including by facsimile, or by recognized courier (such as Federal Express), or three (3) business days after deposit in the United States Mail, by registered or certified mail, addressed to a party at its address shown below or at such other address or facsimile number as such party may designate in writing to the other party pursuant to this Section.

                  13. Assignment. Globalink shall have the right to assign this agreement and to delegate all of its rights, duties and obligations hereunder, whether in whole or in part to any parent, affiliate, successor, or subsidiary organization or company of Globalink or corporation with which Globalink may merge or consolidate or which acquires by purchase or otherwise all or substantially all of Globalink assets, subject to the provisions of Section 6
(d), but such assignment shall not release Globalink from its obligations under this agreement.

                  14. Good Faith. The parties will deal with each holder in good faith with respect to this Agreement.


                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Executive has signed this Agreement as of the date and year written above.


                                  The Company:

                                  Globalink, Inc.
                                  9302 Lee Highway, 12th Floor
                                  Fairfax, VA  22031

                                  BY:_______________________________



                                  Executive:

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